SECOND SUPPLEMENTAL INDENTURE

Dated as of March 21, 2005

TO

INDENTURE

Dated as of October 15, 2002

Among

GOLFSMITH INTERNATIONAL, INC.,

as Issuer,

U.S. BANK TRUST NATIONAL ASSOCIATION,

as Trustee

AND

THE GUARANTORS NAMED HEREIN,

as Guarantors

SECOND SUPPLEMENTAL INDENTURE, dated as of March 21, 2005, (the “Second Supplemental Indenture”) between Golfsmith International, Inc., a Delaware corporation (the “Company”), the guarantors listed on the signature pages hereto (the “Guarantors”), and U.S. Bank Trust National Association, as trustee (the “Trustee”) to the Indenture (the “Original Indenture”), dated as of October 15, 2002, among the Company, the Guarantors, and the Trustee as amended by that First Supplemental Indenture, dated as of September 15, 2004 (“First Supplemental Indenture” and together with the Original Indenture, the “Indenture”). All capitalized terms used in this Second Supplemental Indenture and not otherwise defined have the meanings assigned to them in the Indenture.

RECITALS

WHEREAS, the Company desires to make certain modifications to Section 1.01 of the Indenture;

WHEREAS, Section 9.02 of the Indenture provides that, subject to certain exceptions, the Indenture may be amended or supplemented by the Company, the Guarantors and the Trustee with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the outstanding Notes;

WHEREAS, the Board of Directors of the Company, by written consent effective as of

March 1, 2005, authorized (i) the solicitation of consents to the proposed amendment to the Indenture (the “Proposed Amendment”) and (ii) the execution and delivery of this Second Supplemental Indenture upon receipt of the necessary consents;

WHEREAS, the Board of Directors of each of the Guarantors, by written consent effective as of March 1, 2005, authorized the execution and delivery of this Second Supplemental Indenture upon receipt of the necessary consents;

WHEREAS, the Holders of at least a majority in aggregate principal amount of the outstanding Notes not held by the Company or its Affiliates have consented to the Proposed Amendment;

WHEREAS, in accordance with Sections 9.02, 9.04, 9.06, 11.04, and 11.05 of the Indenture, the Company has furnished the Trustee with an Officers’ Certificate and an Opinion of Counsel; and

WHEREAS, all actions have been taken that are necessary to make this Second Supplemental Indenture a valid and binding agreement by and between the Company, the Guarantors and the Trustee and a valid and binding amendment of, and supplement to, the Indenture;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Guarantors, and the Trustee agree for the benefit of the other parties and for the equal and ratable benefit of the Holders of the outstanding Notes:

ARTICLE I

EFFECTIVENESS AND EFFECT

SECTION 1.01. Effectiveness and Effect.

This Second Supplemental Indenture shall take effect on the date hereof and will be effective for all periods during which any Notes are outstanding. The provisions set forth in this Second Supplemental Indenture shall be deemed to be, and shall be construed as part of, the Indenture, the terms of which shall bind every Holder. On and after the date hereof, all references to the Indenture in the Indenture or in any other agreement, document or instrument delivered in connection therewith or pursuant thereto shall be deemed to refer to the Indenture as amended by this Second Supplemental Indenture.

ARTICLE II

AMENDMENT OF CERTAIN PROVISIONS OF THE INDENTURE

SECTION 2.01. Restatement of Certain Provisions. Section 1.01 of the Indenture is hereby amended so that the definition of “Capital Expenditure Basket” reads in its entirety as follows:

“Capital Expenditure Basket” means, in any fiscal year, (x) $12,000,000 plus (y) the amount, if any, of the Excess Cash Flow Offer made and not accepted by the Holders during the immediately preceding fiscal year plus (z) any Capital Expenditure Basket amounts (not to exceed $1,000,000) not previously applied by the Company as Capital Expenditures.

ARTICLE III

MISCELLANEOUS

SECTION 3.01. Ratification of Indenture.

The Indenture, as amended by this Second Supplemental Indenture, is in all respects ratified and confirmed and all of its terms, conditions and provisions shall remain in full force and effect. Except as expressly amended hereby, all of the terms and provisions of the Indenture shall continue in full force and effect.

SECTION 3.02. Governing Law.

THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECOND SUPPLEMENTAL INDENTURE.

SECTION 3.03. Duplicate Originals.

All parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

SECTION 3.04. Trustee.

The recitals herein contained are made by the Company and the Guarantors and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture.

SECTION 3.05. Trust Indenture Act Controls.

If any provision of this Second Supplemental Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Second Supplemental Indenture by the TIA, the required provision shall control. Any provision of the TIA which is required to be included in a qualified indenture, but not expressly included herein, shall be deemed to be included by this reference.

SECTION 3.06. Severability.

In case any one or more of the provisions contained in this Second Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable in any respect or for any reason, the validity, legality and unenforceability of any such provision in every other respect and of the remaining provision shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 3.07. Successors.

All agreements of the Company and the Guarantors in this Second Supplemental Indenture shall bind their successors. All agreements of the Trustee in this Second Supplemental Indenture shall bind its successors.

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be executed and delivered as of the date first written above.

GOLFSMITH INTERNATIONAL, INC.

By:      /s/ Noel E. Wilens

Name: Noel E. Wilens Title: Vice President

U.S. BANK TRUST NATIONAL ASSOCIATION, as Trustee

By:      /s/ Ward Spooner

Name: Ward Spooner Title: Vice President

GOLFSMITH INTERNATIONAL HOLDINGS, INC., as Guarantor

By:      /s/ Noel E. Wilens

Name: Noel E. Wilens Title: Vice President

GOLFSMITH GP HOLDINGS, INC., as Subsidiary Guarantor

By:      /s/ Noel E. Wilens

Name: Noel E. Wilens Title: Vice President

DON SHERWOOD GOLF SHOP, as Subsidiary Guarantor

By:      /s/ Noel E. Wilens

Name: Noel E. Wilens Title: Vice President

GOLFSMITH HOLDINGS, L.P., as Subsidiary Guarantor

By: Golfsmith GP Holdings, Inc., as General Partner

By:      /s/ Noel E. Wilens

Name: Noel E. Wilens Title: Vice President

GOLFSMITH GP, L.L.C., as Subsidiary Guarantor

By:      /s/ Noel E. Wilens

Name: Noel E. Wilens Title: Vice President

GOLFSMITH DELAWARE, L.L.C., as Subsidiary Guarantor

By:      /s/ Noel E. Wilens

Name: Noel E. Wilens Title: Vice President

GOLFSMITH CANADA, L.L.C., as Subsidiary Guarantor

By:      /s/ Noel E. Wilens

Name: Noel E. Wilens Title: Vice President

GOLFSMITH EUROPE, L.L.C., as Subsidiary Guarantor

By:      /s/ Noel E. Wilens

Name: Noel E. Wilens Title: Vice President

GOLFSMITH USA, L.L.C., as Subsidiary Guarantor

By:      /s/ Noel E. Wilens

Name: Noel E. Wilens Title: Vice President

GOLFSMITH NU, L.L.C., as Subsidiary Guarantor

By:      /s/ Noel E. Wilens

Name: Noel E. Wilens Title: Vice President

GOLFSMITH LICENSING, L.L.C., as Subsidiary Guarantor

By:      /s/ Noel E. Wilens

Name: Noel E. Wilens Title: Vice President

GOLFSMITH INTERNATIONAL, L.P., as Subsidiary Guarantor

By: Golfsmith GP, L.L.C., as General Partner

By:      /s/ Noel E. Wilens

Name: Noel E. Wilens Title: Vice President